AGREEMENT OF SALE
                                 (Ammendale I)

     THIS AGREEMENT OF SALE (this "Agreement"), is entered into as of the 29th day of November, 1996, by and between WRIT LIMITED PARTNERSHIP ("Purchaser") and AMMENDALE LIMITED PARTNERSHIP ("Seller").

                             W I T N E S S E T H:

1. PURCHASE AND SALE. Purchaser agrees to purchase and Seller agrees to sell at the price of Eight Million Seventy-Eight Thousand and no/100 Dollars ($8,078,000.00) ("Purchase Price"), and on the terms and conditions hereinafter set forth, the property commonly known as Lot 5, Ammendale Business Campus, Beltsville, Prince George's County, Maryland, consisting of the following:

     1.1 All of Seller's right, title and interest in the real property ("Land") and all buildings and other improvements ("Improvements") situated on the Land, as more particularly described on Exhibit A attached hereto and made a part hereof (the Land, the Improvements and the other property described below in this Paragraph 1 are sometimes referred to herein together as the "Property"), together with all easements and appurtenances thereunto belonging and all of Seller's right, title and interest in and to all streets, alleys and public ways adjacent thereto, if any, and together with all of Seller's right, title and interest in and to all strips and gores located on or adjacent to the Property or located between any parcels constituting the Land, if any;

     1.2 The personal property set forth on Exhibit B attached hereto ("Personal Property"), but shall in all events exclude the personal property described on Exhibit B under the heading "Excluded Personal Property";

     1.3 The tenant leases described in the rent roll set forth on Exhibit C attached hereto and made a part hereof together with such other tenant leases of the Property as may be made prior to Closing (as hereinafter defined) in accordance with the terms of this Agreement ("Leases");

     1.4 If and to the extent assignable and to the extent of Seller's interest therein, if any: (a) all guarantees, warranties and indemnifications, if any, received from suppliers, contractors, materialmen or subcontractors arising out of, or in connection with, the installation, construction or maintenance of the Property including, without limitation, the right to sue any obligor for any breach of any covenant, agreement, representation, warranty or guarantee contained therein; (b) all licenses, permits, certificates of occupancy and franchises issued by any federal, state, county or municipal authority relating to the use, maintenance or operation of the Property running to or in favor of Seller or pertaining to the Property; (c) all trade styles, and trade names, including, without limitation, the name "Ammendale I", and all contract rights, brochures, manuals, lists of prospective tenants, advertising material, books and records, utility contracts and telephone numbers; (d) the plans and specifications for the Improvements and all unexpired claims and sureties, if any, received in connection with the construction, improvement or equipment of the Improvements; and (e) the service and maintenance contracts set forth in Exhibit D which Purchaser elects to assume ("Service Contracts").

     1.5 Notwithstanding anything contained in this Agreement to the contrary, Seller is not conveying or assigning to Purchaser the items described in Paragraph 15.3 hereof.

2.   PURCHASE PRICE.  The Purchase Price shall be paid by Purchaser as follows:

     2.1 Upon the execution of this Agreement, the sum of One Hundred Fifty Thousand Dollars ($150,000) ("Earnest Money"), by check payable to the escrow agent, to be held in escrow by and in accordance with the provisions of the Escrow Agreement ("Escrow Agreement") attached hereto as Exhibit E; and

     2.2 On the Closing Date (as hereinafter defined), the balance of the Purchase Price, adjusted in accordance with the prorations, by federally wired "immediately available" funds, on or before 2:00 p.m. Chicago time. Any provisions herein providing for the delivery of the Earnest Money to either party hereof are intended to mean the Earnest Money plus any interest earned thereon and less all escrow and investment fees.

3.   TITLE COMMITMENT AND SURVEY.

     3.1 Attached hereto as Exhibit F is a copy of a title commitment for an owner's standard title insurance policy issued by Lawyers Title Insurance Corporation, dated August 17, 1996 for the Property ("Title Commitment"). For purposes of this Agreement, "Permitted Exceptions" shall mean: (a) general ad valorem real estate taxes which are not yet due and payable; (b) association assessments, special district taxes and related charges not yet due and payable; (c) matters shown on the Survey (as hereinafter defined); (d) matters caused by the action or inaction of Purchaser or its agents; (e) the title exceptions set forth in Schedule B Section 2 of the Title Commitment except for items numbered 1 and 4 thereof; (f) the rights of tenants under leases; and
(g) liens or encumbrances of a definite or ascertainable amount which may be removed or insured over by the payment of money or other security at the Closing Date, and which Seller removes or causes to be insured over at the Closing Date in accordance with Paragraph 5 hereof. All other exceptions to title shall be referred to as "Unpermitted Exceptions". It shall be a condition of Purchaser's obligation to close hereunder that on the Closing Date, Chicago Title Insurance Company ("Title Insurer") shall deliver to Purchaser a standard title policy in conformance with the Title Commitment subject only to Permitted Exceptions (excluding, however, the Permitted Exceptions described in subclause (g) above) and Unpermitted Exceptions waived in writing by Purchaser ("Title Policy"). The Title Policy shall insure that title is vested in Purchaser and shall not be subject to any equitable interests of Balcor Equity Pension Investors III. The Title Policy shall be conclusive evidence of good title as therein shown as to all matters to be insured by the Title Policy, subject only to the exceptions and requirements therein stated. Purchaser shall pay for the costs of the Title Commitment and Title Policy and Purchaser shall pay for the cost of any endorsements to, or extended coverage on, the Title Policy as requested by Purchaser or Purchaser's lender.
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     3.2  Purchaser has received a survey of the Property prepared by Davis S.
Oertly under Job Number J-83072 ("Survey"). Purchaser shall pay the cost of the most recent update to the Survey. Purchaser hereby acknowledges that all matters disclosed by the Survey are acceptable to Purchaser and are Permitted Exceptions for purposes of Paragraph 3.1 above.

     3.3 The obligations of Purchaser and Seller to pay various costs set forth in Paragraphs 3.1 and 3.2 shall survive the termination of this Agreement.

4.   PAYMENT OF CLOSING COSTS.

     4.1 In addition to the costs set forth in Paragraphs 3.1 and 3.2, Purchaser and Seller shall equally share the State of Maryland and Prince George's County transfer taxes and the other costs of the documentary or transfer stamps to be paid with reference to the Deed (as hereinafter defined) and all other stamps, intangible, transfer, documentary, recording, sales tax and surtax imposed by law with reference to any other sale documents delivered in connection with the sale of the Property to Purchaser.

5.   CONDITION OF TITLE.

     5.1 If, prior to Closing (as hereinafter defined), a date-down to the Title Commitment discloses any Unpermitted Exceptions which can be removed for a cost which does not, in the aggregate, exceed $25,000 (each, a "Minor Unpermitted Exception"), Seller shall, at Seller's expense, bond over, cure and/or have such Minor Unpermitted Exceptions removed so that they will not appear in the Title Policy, or have the Title Insurer commit to insure against loss or damage that may be occasioned by such Minor Unpermitted Exceptions. Notwithstanding the foregoing, if such date down to the Title Commitment discloses any Unpermitted Exceptions which can be removed for a cost which does, in the aggregate, equal or exceed $25,000 (each, a "Major Unpermitted Exception"), Seller shall have the right, but not the obligation, to bond over, cure and/or have such Major Unpermitted Exceptions removed so that they do not appear in the Title Policy, or have the Title Insurer commit to insure against loss or damage that may be occasioned by such Major Unpermitted Exceptions. If Purchaser does not object to a Major Unpermitted Exception in a notice sent to Seller within five (5) business days from the date of the date down of the Title Commitment, Purchaser shall be deemed to have elected to take title to the Property subject to said Major Unpermitted Exception, without any reduction in or set off against the Purchase Price as a result thereof. If (i) Purchaser does object to a Major Unpermitted Exception within five (5) business days from the date of the date down of the Title Commitment, and (ii) Seller fails to bond over, cure or have such Major Unpermitted Exception removed or to have the Title Insurer commit to insure as specified above within ten (10) business days from the date of the date down to the Title Commitment, Purchaser may either
(a) elect to take title to the Property subject to said Major Unpermitted Exception, without any reduction in or setoff against the Purchase Price as a result thereof; or (b) terminate this Agreement upon written notice to Seller within three (3) days after the expiration of such ten (10) business day period. If Purchaser terminates this Agreement in accordance with the terms of this Paragraph 5.1, this Agreement shall terminate without further action of the parties and all Earnest Money theretofore deposited into the escrow by Purchaser, together with any interest accrued thereon, shall be returned to Purchaser, and neither party shall have any further liability to the other, except for those covenants and obligations that specifically survive termination of this Agreement.

     5.2 Seller agrees to convey fee simple title to the Property to Purchaser by special warranty deed ("Deed") (in the form attached hereto as Exhibit G) in recordable form subject only to the Permitted Exceptions and any Unpermitted Exceptions not objected to by Purchaser in accordance with Paragraph 5.1 above.

6.   CONDEMNATION, EMINENT DOMAIN, DAMAGE AND CASUALTY.

     6.1  Except as provided in the indemnity provisions contained in Paragraph
7.1 of this Agreement, Seller shall bear all risk of loss with respect to the Property through the Closing. Seller agrees to maintain its existing "all risk" replacement cost casualty insurance and rent loss insurance in place until the Closing Date. Notwithstanding the foregoing, in the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost less than or equal to $150,000 (as determined by Seller in good faith), Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, but Seller shall have the right to elect to either repair and restore the Property if such repair or restoration may be completed prior to the Closing Date or to assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty plus the amount of Seller's insurance deductible. Notwithstanding the foregoing, if the cost to repair any such damage would be less than or equal to $150,000, but the aggregate of such insurance proceeds assigned to Purchaser and insurance deductible paid to Purchaser would be less than 100% of the cost of repairing such damage, and if Seller does not agree to adjust the Purchase Price by the difference between the insurance proceeds (including any paid deductible) and the repair cost, then Purchaser shall have the right to terminate this Agreement in accordance with the following provisions of this Paragraph 6.1. Seller shall promptly notify Purchaser in writing of any such fire or other casualty and Seller's estimate of the cost to repair the damage caused thereby. In the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost in excess of $150,000 (as determined by Seller in good faith), then this Agreement may be terminated at the option of Purchaser, which option shall be exercised, if at all, by Purchaser's written notice thereof to Seller within ten (10) business days after Purchaser receives written notice of such fire or other casualty from Seller and Seller and Purchaser agree upon the cost to repair any such damage, and upon the exercise of such option by Purchaser this Agreement shall terminate without further action by the parties, the Earnest Money deposited by Purchaser shall be returned to Purchaser together with interest thereon, and neither party shall have any further liability or obligations hereunder, except for those covenants and obligations which expressly survive termination of this Agreement. In the event that Purchaser does not exercise the option to terminate in accordance with this Paragraph 6.1, the Closing shall take place on the Closing Date and Seller shall assign and transfer to Purchaser on the

Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of the fire or casualty and shall pay to Purchaser the amount of Seller's insurance deductible. Notwithstanding anything contained herein to the contrary, Seller's obligation to transfer all insurance proceeds paid to Seller as set forth more fully in this Paragraph 6.1 shall survive the Closing and the recording of the Deed.

     6.2 If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which might result in the taking of any part of the Property or the taking or closing of any right of access to the Property, Seller shall immediately notify Purchaser of such occurrence. In the event of any such taking or threatened taking, Purchaser shall have the right to:

          6.2.1 terminate this Agreement by written notice to Seller, in which event the Earnest Money deposited by Purchaser, together with interest thereon, shall be returned to Purchaser and all rights and obligations of the parties hereunder with respect to the closing of this transaction will cease, except for those covenants and obligations hereunder which expressly survive termination of this Agreement; or

          6.2.2 proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made or to be made in connection with such condemnation or eminent domain proceedings. Notwithstanding anything contained herein to the contrary, Seller's obligation to transfer Seller's interest in such award as set forth more fully in this Paragraph 6.2.2 shall survive the Closing and the recording of the Deed.

Purchaser shall then notify Seller, within five (5) business days after Purchaser's receipt of Seller's notice, whether Purchaser elects to exercise its rights under Paragraph 6.2.1 or Paragraph 6.2.2. Closing shall be delayed, if necessary, until Purchaser makes such election. If Purchaser fails to make an election within such five (5) business day period, Purchaser shall be deemed to have elected to proceed with Closing in accordance with Paragraph 6.2.2.

7.   INSPECTION AND AS-IS CONDITION.

     7.1 During the period commencing on the date hereof and ending on the Closing Date, Purchaser and the agents, engineers, employees, contractors and surveyors retained by Purchaser may enter upon the Property to inspect the Property and to conduct and prepare such studies, tests and surveys as Purchaser may deem reasonably necessary and appropriate, including, without limitation, a review of the Leases, and to conduct tenant interviews, provided that Purchaser notifies Seller of its intent to conduct such interviews and allows Seller to be present for any such interviews. In connection with Purchaser's review of the Property, Seller has delivered to Purchaser copies of the current rent roll for the Property, the most recent tax and insurance bills, copies of the Leases, utility account numbers, a personal property inventory, the Service Contracts, an aged receivables report, unaudited annual operating statements from 1993-1995 and unaudited operating statements for 1996

(the "Operating Statements"). Seller shall make reasonable efforts to make other information within the possession and control of Seller or its property manager available to Purchaser. Between the date of this Agreement and the Closing Date, Purchaser shall have the right to inspect all books, records and other documents in the possession or control of Seller and its agents which pertain to the construction, ownership, use, operation, occupancy, maintenance, operation or leasing of the Property ("Seller's Books and Records"). Seller shall allow such inspections to be conducted during normal business hours upon reasonable notice to Seller and shall make Seller's Books and Records available to Purchaser at the Property or at Seller's (or Seller's agent's) office.

     All of the foregoing tests, investigations and studies to be conducted under this Paragraph 7.1 by Purchaser shall be subject to the following:

               (i) Such tests, inspections and investigations shall take place during normal business hours upon reasonable notice to Seller or its designated agents;

               (ii) Except as may be required by Purchaser to complete its due diligence or to obtain financing in order to close this transaction, all information set forth in the documents to be reviewed hereunder by Purchaser, its employees and agents shall be held in strict confidence until Closing and thereafter in the event that the Closing does not occur;

               (iii) In the event the Closing does not occur, Purchaser shall promptly return to Seller any documents obtained from Seller or Seller's agents;

               (iv) Purchaser shall not suffer or permit any lien, claim or charge of any kind whatsoever to attach to the Property or any part thereof; and

               (v) such tests, investigations and studies shall be at Purchaser's sole cost and expense, and in the event of any damage to the Property caused by Purchaser, its agents, engineers, employees, contractors or surveyors (including, without limitation, pavement, landscaping and surface damage), Purchaser shall pay the cost to restore the Property to the condition existing prior to the performance of such tests, investigations or studies.

Purchaser shall defend, indemnify and hold Seller and any affiliate or parent of Seller, and all shareholders, employees, officers, directors and partners of Seller or Seller's affiliate or parent (hereinafter collectively referred to as "Affiliates of Seller") harmless from any and all liability, cost and expense (including without limitation, reasonable attorneys' fees, court costs and costs of appeal) suffered or incurred by Seller or Affiliates of Seller for injury to persons or property caused by Purchaser's investigations, tests, studies and inspections of the Property. Purchaser shall undertake its obligation to defend set forth in the preceding sentence using attorneys selected by Purchaser and reasonably acceptable to Seller. Prior to commencing any such tests, studies and investigations, Purchaser shall furnish to Seller a certificate of insurance evidencing comprehensive general public liability insurance insuring the person, firm or entity performing such tests, studies and investigations and listing Seller and Purchaser as additional insureds thereunder.

     If Purchaser, in its sole discretion, is dissatisfied with the results of the tests, studies or investigations performed or information received pursuant to this Agreement, or otherwise, Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller at any time prior to 5:00 p.m. on January 6, 1997. The period between the date hereof and 5:00 p.m. on January 6, 1997 is herein referred to as the "Inspection Period". If written notice is not given by Purchaser pursuant to this Paragraph 7.1 prior to the expiration of the Inspection Period, then the right of Purchaser to terminate this Agreement pursuant to this Paragraph 7.1 shall be waived. If Purchaser terminates this Agreement by written notice to Seller prior to the expiration of the Inspection Period: (i) Purchaser shall promptly deliver to Seller copies of all studies, reports and other investigations obtained by Purchaser in connection with its due diligence during the Inspection Period; and (ii) the Earnest Money deposited by Purchaser shall be immediately paid to Purchaser, together with any interest earned thereon, less the sum of One Hundred and No/100 Dollars ($100.00), which shall be paid to Seller in consideration for such period of inspection, and neither Purchaser nor Seller shall have any right, obligation or liability under this Agreement, except for those covenants and obligations which expressly survive the termination of this Agreement. Notwithstanding anything contained herein to the contrary, Purchaser's obligation to indemnify Seller and pay the costs of restoring the Property, as more fully set forth in this Paragraph 7.1, shall survive Closing and recording of the Deed and the termination of this Agreement, as applicable.

     7.2 Except for the express representations and warranties of Seller set forth herein, (i) Purchaser acknowledges and agrees that it will be purchasing the Property, including the Personal Property, based solely upon its inspections and investigations of the Property, including the Personal Property, and that Purchaser will be purchasing the Property, including the Personal Property, "AS IS" and "WITH ALL FAULTS", based upon the condition of the Property, including the Personal Property as of the date of this Agreement, ordinary wear and tear and loss by fire or other casualty or condemnation excepted, and (ii) that Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, merchantability or fitness for a particular purpose, in respect of the Property. Without limiting the foregoing, Purchaser acknowledges that, except as may otherwise be specifically set forth elsewhere in this Agreement, neither Seller nor its consultants, brokers or agents have made any representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Property or the Personal Property, including, but not limited to: (i) the condition of the Land or any improvements comprising the Property; (ii) the existence or non-existence of any pollutant, toxic waste and/or any hazardous materials or substances; (iii) economic projections or market studies concerning the Property, or the income to be derived from the Property; (iv) any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Property; (v) the nature and extent of any right of way, lease, lien, encumbrance, license, reservation or other title matter; (vi) water or water rights, topography, geology, drainage, soil or subsoil of the Property;
(vii) the utilities serving the Property; (viii) the suitability of the Property for any and all activities and uses which Purchaser may elect to conduct thereon; or (ix) the compliance of the Property with any zoning, environmental, building or other laws, rules or regulations affecting the Property. Except as otherwise set forth in this Agreement, Seller makes no representation or warranty that the Property complies with the Americans with Disabilities Act or any fire code or building code. Except for claims arising out of a breach of any representation or warranty by Seller set forth in Paragraphs 17.2 (m), (n) or (o), Purchaser hereby releases Seller and the Affiliates of Seller from any and all liability in connection with any claims which Purchaser may have against Seller or the Affiliates of Seller, and Purchaser hereby agrees not to assert any claims for contribution, cost recovery or otherwise, against Seller or the Affiliates of Seller relating directly or indirectly to the existence of asbestos or hazardous materials or substances on, or environmental conditions of, the Property, whether known or unknown. As used herein, the term "hazardous materials or substances" means
(i) hazardous wastes, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "pollutants, "contaminants," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; the Resource Conservation and Recovery Act, 42 U.S.C. Section 9601. et seq.; the Clean Water Act, 33 U.S.C.
Section 1251; the Safe Drinking Water Act, 42 U.S.C. Section 30Of et seq; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters (collectively, "Environmental Laws"); and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any Environmental Law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and (E) asbestos. Purchaser acknowledges that, except as otherwise expressly set forth herein, having been given the opportunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller. Purchaser further acknowledges that the information provided and to be provided with respect to the Property was obtained from a variety of sources, and that Seller (x) has not made any independent investigation or verification of such information and (y) makes no representations as to the accuracy or completeness of such information, except as provided herein.

     7.3 Seller has provided to Purchaser the following existing reports: (i) Phase I Environmental Site Assessment dated June 7, 1991 prepared by Law Associates, Inc.; and (ii) ACM Survey dated March 9, 1993 prepared by Law Associates, Inc. ("Existing Reports"). Seller makes no representation or warranty concerning the accuracy or completeness of the Existing Reports. Purchaser hereby releases Seller and the Affiliates of Seller from any liability whatsoever with respect to the Existing Reports, including, without limitation, the matters set forth in the Existing Reports, and the accuracy and/or completeness of the Existing Reports. Furthermore, Purchaser acknowledges that it will be purchasing the Property with all faults disclosed in the Existing Reports. Seller represents and warrants that, to its knowledge, that except for the Existing Reports, there are no reports in existence regarding the environmental condition of the Property or the Property's compliance with Environmental Law.

     7.4 Notwithstanding anything contained herein to the contrary, the acknowledgements, agreements, waivers and releases of Purchaser set forth in this Paragraph 7 shall survive Closing and recording of the Deed and the termination of this Agreement as applicable.

8. CLOSING. The closing of this transaction ("Closing") shall be on January 13, 1997 as such date may be extended pursuant to the provisions hereof ("Closing Date"), at the office of Purchaser's counsel in Washington D.C., at which time Seller shall deliver possession of the Property to Purchaser. This transaction shall be closed in accordance with the provisions of the Escrow Agreement . All deed and money escrow fees (including, so-called "New York style" closing fees) shall be divided equally between the parties.


9.   CLOSING DOCUMENTS.

     9.1 On the Closing Date, Seller and Purchaser shall execute and deliver to one another a joint closing statement. In addition, Purchaser shall deliver to Seller the balance of the Purchase Price, an assumption of the documents set forth in Paragraph 9.2.3 and 9.2.4, counterparts of any transfer tax declarations and such other documents as may be reasonably required by the Title Insurer and not inconsistent with the terms of this Agreement in order to consummate the transaction as set forth in this Agreement.


     9.2  On the Closing Date, Seller shall deliver to Purchaser the following:

          9.2.1 the Deed, subject to Permitted Exceptions and those Unpermitted Exceptions waived by Purchaser in writing or not objected to by Purchaser in accordance with Paragraph 5.1 hereof;

          9.2.2 a special warranty bill of sale conveying the Personal Property (in the form of Exhibit H attached hereto);

          9.2.3 assignment and assumption (with respect to periods from and after the Closing) of intangible property (in the form attached hereto as
Exhibit I);

          9.2.4 an assignment and assumption (with respect to periods from and after the Closing) of Leases and security deposits (in the form attached hereto as Exhibit J);

          9.2.5 non-foreign affidavit (in the form of Exhibit K attached hereto);

          9.2.6 originals, and/or copies of (in the case that originals are not available to Seller), the Leases and Service Contracts that Purchaser elects to assume (unless Seller and Purchaser agree to leave such documents in the on-site management office);

          9.2.7 all documents and instruments reasonably required by the Title Insurer to issue the Title Policy;

          9.2.8 possession of the Property to Purchaser, subject to the Leases and the Permitted Exceptions;

          9.2.9 evidence of the termination of the management and leasing agreements, along with a lien waiver executed by the property manager, if applicable;

          9.2.10 notice to the tenants of the Property of the transfer of title and assumption by Purchaser of the landlord's obligation under the Leases and the obligation to refund the refundable security deposits (in the form of Exhibit L);

          9.2.11 an updated rent roll certified by Seller to be true and correct, subject to the provisions of Paragraph 17.1 and Paragraph 18 hereof;

          9.2.12 a Broker's Lien Waiver signed by Insignia Mortgage and Investment Company ("Insignia") and Scheer Partners, Inc. ("Scheer");

          9.2.13 an Owner's Title Affidavit or ALTA extended coverage statement in form reasonably acceptable to Seller and Title Insurer;

          9.2.14 such formative and authorization documents of Seller as may be reasonably required by Title Insurer;

          9.2.15 an updated aged receivables report for the Property;

          9.2.16 a statement recertifying that the representations and warranties contained in Paragraph 17.2 below are still true and correct in all material respects;

          9.2.17 copies of all books, files, statements and records of Seller regarding the Property, including, without limitation, those statements necessary to calculate tenant escalations and reconciliations (unless Seller and Purchaser agree to leave such documents in the on-site management office); and

          9.2.18  The Closing Escrow Agreement (as hereinafter defined).

10.  ESTOPPEL CERTIFICATES.

     10.1 Seller agrees to use reasonable efforts to obtain tenant estoppel certificates in the form of Exhibit M-1 ("Tenant Certificates") for tenants listed on the rent roll attached hereto as Exhibit C. Seller shall attempt to deliver to Purchaser prior to Closing, Tenant Certificates for tenants at the Property (and Purchaser hereby acknowledges that a Tenant may respond on the form of certificate, if any, required under its Lease) occupying at least 90% of all leased office space at the Property ("Required Amount"). If Seller is unable to obtain the Required Amount of Tenant Certificates prior to Closing, Seller covenants to deliver to Purchaser, not less than five (5) days prior to

Closing, a Seller Tenant Certificate for those tenants who fail to execute and return a Tenant Certificate, to the extent necessary to achieve the Required Amount. As used herein, "Seller Tenant Certificate" shall mean a Tenant Certificate in the form of Exhibit M-2 signed by Seller with respect to a particular tenant which failed to execute and deliver a Tenant Certificate, containing terms which are consistent with the information regarding such tenant contained in Exhibit C. If a tenant submits a certificate containing terms which are not consistent with the information regarding such tenant set forth in Exhibit C in all material respects, such certificate shall not be considered a Tenant Certificate under the provisions of this Paragraph, and such certificate shall not be counted in determining whether the Required Amount has been achieved.

     10.2 Notwithstanding anything contained herein to the contrary, the representations and warranties contained in any Seller Tenant Certificate executed by Seller shall be subject to the provisions of Paragraph 18 hereof.

     10.3 Upon receipt after Closing by Purchaser of a Tenant Certificate containing the information herein required from a tenant under a Lease (consistent in all material respects with the information regarding such Tenant contained in Exhibit C) for whom Seller has executed and delivered a Seller Tenant Certificate at Closing, or from any other tenant or tenants which would, in computing the Required Amount, negate the need for any or all of the Seller Tenant Certificates, any Seller Tenant Certificate executed and delivered by Seller at Closing which is no longer needed in achieving the Required Amount shall become null and void, and the Tenant Certificates received from the tenant or tenants shall be substituted therefor.

11. SERVICE CONTRACTS. Except for the Service Contracts Purchaser has elected not to assume under the terms of this Paragraph 11, Seller shall assign to Purchaser on the Closing Date the Service Contracts, and Purchaser shall assume in writing responsibility of the obligations arising from and after the Closing Date under such Service Contracts. Seller shall use reasonable efforts to obtain any required consent with respect to the assignment of such Service Contracts; provided, however, that Seller's inability to obtain such approval shall not be a default hereunder or a condition precedent to Purchaser's obligations to close hereunder. Purchaser shall notify Seller in writing of the Service Contracts that Purchaser elects not to assume prior to Closing Date. If such notice is delivered thirty-five (35) days or more prior to the Closing Date, Seller shall cause all Service Contracts identified in such notice to be terminated as of the Closing Date. If such notice is given less than thirty-five 35 days prior to the Closing Date, Seller shall promptly deliver notice of such termination to the service provider; provided, however, Purchaser agrees to assume such Service Contract at the Closing if the termination can not be effectuated prior to the Closing Date.

12. LEASING OF PROPERTY. Prior to the expiration of the Inspection Period, Seller shall at least five (5) days prior to Seller's execution thereof, deliver to Purchaser a copy of any new leases or modifications or extensions to be executed by Seller during the Inspection Period, together with information as to any tenant improvement obligations and leasing commissions, and such other information as Purchaser may reasonably require. Any such new leases or lease modifications and extensions executed by Seller during the Inspection Period shall be included in the definition of Leases and Purchaser shall be responsible to pay for all leasing commissions and tenant improvement costs to be paid by Seller with respect to such leases if Purchaser closes the transaction contemplated by this Agreement. After the expiration of the Inspection Period, Seller shall not enter into any lease for any portion of the Property or any modification of any Lease without first obtaining the prior written consent of Purchaser in each case, which consent shall not be unreasonably withheld. If Purchaser has not responded within five (5) business days of receipt of a request by Seller, Purchaser's consent shall be deemed given. If Purchaser closes the transaction contemplated by this Agreement, Purchaser shall be responsible to pay for all leasing commission or tenant improvement costs incurred or to be incurred by Seller with respect to any such lease or lease modification approved by Purchaser. Seller agrees to pay any outstanding brokerage commissions now or hereafter due or payable with respect to the existing term of any Lease. Further, between the end of the Inspection Period and the Closing Date, Seller agrees that it shall not, without the prior written consent of Purchaser in each case, (i) renew or extend any Lease in any respect, or enter into an agreement with any tenant in the Property ("Tenant") in respect of the rent to be paid by such Tenant during any period of renewal or extension of such Tenant's Lease, except, in the case of any renewal or extension of a Lease, if (A) such renewal or extension is contained in such Lease and is described in the rent roll attached hereto as Exhibit C, and (B) the rent to be paid by such Tenant during the renewal or extension period is fixed by a formula in such Tenant's Lease and is not subject to negotiation between Seller and such Tenant, (ii) terminate any Lease, or accept a surrender of the leased premises thereunder, or (iii) agree to any request by a Tenant for permission to assign its Lease or sublet the leased premises thereunder. Except for any Seller Tenant Certificate executed by Seller and delivered to Purchaser, Seller does not represent or warrant that any particular Lease will be in effect at Closing or that the tenant will have performed the tenant's obligations thereunder. The termination of any Lease prior to Closing by reason of a tenant's default will not affect the obligations of Purchaser under this Agreement in any manner, or entitle Purchaser to an abatement of or credit against the Purchase Price, or give rise to any other claim by Purchaser, and if any space in the Improvements is vacant on the Closing Date, Purchaser will accept the Premises subject to the vacancy. Notwithstanding anything contained in this Paragraph 12 or elsewhere in this Agreement, (i) Seller shall have no obligation to conduct any ongoing leasing activity for the Property through the Closing Date and (ii) Purchaser shall be responsible for the costs set forth on Exhibit Q attached hereto.

13. DEFAULT BY PURCHASER. ALL EARNEST MONEY DEPOSITED INTO THE ESCROW IS TO SECURE THE TIMELY PERFORMANCE BY PURCHASER OF ITS OBLIGATIONS AND UNDERTAKINGS UNDER THIS AGREEMENT. IN THE EVENT PURCHASER FAILS TO CLOSE ON THE PURCHASE OF THE PROPERTY AS REQUIRED UNDER THIS AGREEMENT OR THAT CERTAIN AGREEMENT OF SALE OF EVEN DATE HEREWITH BY AND BETWEEN AMMENDALE II LIMITED PARTNERSHIP AND PURCHASER FOR PROPERTY COMMONLY KNOWN AS AMMENDALE II, BELTSVILLE, MARYLAND (THE "AMMENDALE II CONTRACT") SELLER SHALL RETAIN ALL OF THE EARNEST MONEY AND THE INTEREST THEREON AS SELLER'S SOLE RIGHT WITH RESPECT TO DAMAGES OR ANY OTHER REMEDY. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO DETERMINE. THEREFORE, BY PLACING THEIR

INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES. IF CLOSING OCCURS HEREUNDER BUT, AT THE TIME OF CLOSING, PURCHASER IS IN DEFAULT OF ONE OR MORE OBLIGATIONS UNDER THIS AGREEMENT SELLER SHALL HAVE ALL RIGHTS AND REMEDIES AT LAW OR AT EQUITY, WITHOUT LIMITATION, UPON CONDITION THAT SUCH RIGHTS ARE EXERCISED WITHIN NINE (9) MONTHS AFTER CLOSING, PROVIDED, HOWEVER, THAT IN NO EVENT SHALL PURCHASER'S LIABILITY UNDER THIS AGREEMENT AND/OR UNDER THE AMMENDALE II CONTRACT EXCEED, IN THE AGGREGATE, THE SUM OF $400,000. PURCHASER AND SELLER AGREE THAT THIS AGREEMENT SHALL BE CROSS DEFAULTED WITH THE AMMENDALE II CONTRACT, AND THAT ANY WRONGFUL FAILURE TO CLOSE BY PURCHASER UNDER THE AMMENDALE II CONTRACT SHALL BE DEEMED A WRONGFUL FAILURE TO CLOSE UNDER THIS AGREEMENT.

14. SELLER'S DEFAULT. IF THIS SALE IS NOT COMPLETED BECAUSE OF SELLER'S DEFAULT, PURCHASER'S SOLE REMEDY SHALL BE THE RETURN OF ALL EARNEST MONEY TOGETHER WITH ANY INTEREST ACCRUED THEREON, AND UPON THE RETURN OF THE EARNEST MONEY THIS AGREEMENT SHALL TERMINATE WITHOUT FURTHER ACTION OF THE PARTIES AND THE PARTIES SHALL HAVE NO FURTHER LIABILITY TO EACH OTHER AT LAW OR IN EQUITY, EXCEPT FOR THOSE COVENANTS AND OBLIGATIONS WHICH EXPRESSLY SURVIVE TERMINATION OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IF SELLER'S DEFAULT RESULTS FROM (i) ITS (AND NOT AN UNRELATED THIRD PARTY'S) AFFIRMATIVE ACTION DONE WITH THE INTENTION OF PREVENTING THE SALE WHICH RESULTS IN THE RECORDING OF AN ENCUMBRANCE AGAINST THE PROPERTY AND WHICH GIVES RISE TO PURCHASER'S RIGHT TO TERMINATE THIS AGREEMENT PURSUANT TO PARAGRAPH 5 HEREOF; OR (ii) ITS REFUSAL TO DELIVER THE DEED OR FULFILL ITS OBLIGATIONS UNDER THIS AGREEMENT, THEN PURCHASER WILL BE ENTITLED TO SUE FOR SPECIFIC PERFORMANCE. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY ACTUAL, PUNITIVE, SPECULATIVE OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY DEFAULT BY SELLER LEADING TO A TERMINATION OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, BUT SUBJECT TO THE LIMITATIONS ON LIABILITY PROVIDED IN PARAGRAPH 18, IN THE EVENT THE CLOSING OCCURS AND IN THE EVENT OF A BREACH BY SELLER OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, PRORATION OR REPRORATION OBLIGATION OR INDEMNITY WHICH SURVIVES CLOSING, PURCHASER SHALL HAVE ALL RIGHTS AND REMEDIES AT LAW OR AT EQUITY, WITHOUT LIMITATION; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL SELLER'S LIABILITY UNDER ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, PRORATION, REPRORATION OBLIGATION OR INDEMNITY MADE HEREUNDER OR UNDER ANY CLOSING DOCUMENTS, UNDER THE AMMENDALE II CONTRACT AND/OR ANY CLOSING DOCUMENTS UNDER THE AMMENDALE II CONTRACT EXCEED, IN THE AGGREGATE THE SUM OF $400,000 ("SELLER'S MAXIMUM LIABILITY"). PURCHASER AND SELLER AGREE THAT THIS AGREEMENT SHALL BE CROSS DEFAULTED WITH THE AMMENDALE II CONTRACT AND THAT IF PURCHASER TERMINATES THE AMMENDALE II CONTRACT BY REASON OF A BREACH BY SELLER OF ANY OF THE REPRESENTATIONS OR WARRANTIES MADE BY SELLER IN THE AMMENDALE II CONTRACT OR THE FAILURE OF SELLER TO PERFORM ANY OF THE COVENANTS OR AGREEMENTS TO BE PERFORMED BY SELLER UNDER THE AMMENDALE II CONTRACT, PURCHASER SHALL ALSO IN SUCH EVENT HAVE THE RIGHT TO TERMINATE THIS AGREEMENT AND SUE TO RECOVER ANY DAMAGES ARISING OUT OF ANY SUCH TERMINATION, BUT IN NO EVENT IN AN AGGREGATE AMOUNT EXCEEDING SELLER'S MAXIMUM LIABILITY.

15.  PRORATIONS.

     15.1 Rent, additional rent, water and other utility charges; fuels; operating expenses; real and personal property taxes (adjusted for all tenants' liabilities, if any, for such items); and all other items of expense and income shall be adjusted ratably as of 12:01 a.m. on the Closing Date ("Proration Date"). Seller shall be entitled to a credit for all transferable utility deposits transferred hereunder, if any, and all other utility deposits, if any, may be withdrawn by and refunded to Seller and Purchaser shall make its own replacement deposits for utilities as may be required by the respective utilities involved. Assessments, excluding regular ad valorem real estate taxes, payable in installments which are due prior to the Closing Date shall be paid by Seller. Assessments, excluding regular ad valorem real estate taxes, payable in installments which are due subsequent to the Closing Date shall be paid by Purchaser. If the amount of any of the items to be prorated is not then ascertainable, the adjustments thereof shall be on the basis of the most recent ascertainable data. If any ongoing real estate tax contest has not been finalized as of the Closing Date, Purchaser and Seller agree that the tax bill existing prior to the contest shall be the most recent data for the tax year being contested, and (i) Purchaser agrees to re-prorate such amount as it relates to the real estate tax proration for the current tax year to the extent such tax contest is successful. All other prorations will be adjusted finally pursuant to Paragraph 15.4 below. Purchaser shall be credited with and Seller shall be charged with an amount equal to the sum of (i) all Tenant security deposits and interest thereon required under the Leases, and (ii) the amount of any other credits due to Tenants as of the Closing Date in accordance with the terms of the Leases, including prepaid rent. Seller shall be entitled to retain all Tenant security deposits, interest thereon, or other such credits due Tenants for which Purchaser receives credit and Seller is charged pursuant to this Paragraph. At the Closing, Seller shall give Purchaser credit for an amount, determined on an accrual basis, equal to the abatement of rent for any period on and after the Closing Date to which Tenants are entitled under Leases in effect on the Closing Date. Subject to the other terms of this Agreement, Purchaser shall assume the performance of all terms, covenants and conditions of the Leases with respect to the period from and after the Closing Date.

     15.2 Delinquent Rent (i.e., rent which is due and payable by a Tenant on or before the Closing Date but which has not been paid by the Closing Date) shall be prorated between Seller and Purchaser as of the Closing Date but not until it is actually collected by Purchaser after the Closing, it being understood and agreed that Purchaser shall have no obligation to collect Delinquent Rent on behalf of Seller. Purchaser shall pay to Seller all Delinquent Rent collected by Purchaser after the Closing Date. After the Closing, without the express written consent of Purchaser, Seller shall not take any action against a Tenant owing Delinquent Rent which would affect such Tenant's right to occupy the premises leased under its Lease. Rent collected by Purchaser after the Closing, net of the costs of collection (including reasonable attorneys' fees and costs), shall be applied first to unpaid rent accruing after the Closing Date, and then to Delinquent Rent. If Seller mistakenly receives any rent after the Closing Date, Seller shall promptly deliver such rent to Purchaser. Upon receipt of any such rent from Seller, Purchaser shall apply such rent first to unpaid rent accruing after the Closing Date, and then to Delinquent Rent.

     15.3 All refunds in connection with any ongoing real estate tax protests for the Property initiated by Seller prior to the Closing shall remain the property of Seller and are not being assigned by Seller to Purchaser pursuant to this Agreement except to the extent such refunds relate to periods after the

Closing. In the event any such refunds are paid to Purchaser, Purchaser agrees to promptly remit all such sums to Seller after paying Tenants or retaining any portion of such refunds as may be owed to Tenants or Purchaser, as the case may be, in respect of periods following the Closing Date. In the event that any such refunds are paid to Seller, Seller agrees to promptly remit to Purchaser any portion of such refunds relating to periods after the Closing Date, and Purchaser shall pay to Tenants any part of such Seller remittance as may be owed to Tenants relating to periods after the Closing Date. Purchaser agrees, at no cost or expense to Purchaser, to execute any documents reasonably requested by Seller in connection with such tax protests. If any proceeding to determine the assessed value of the Property or the real estate taxes payable with respect to the Property has been commenced before the date of this Agreement and shall be continuing as of the Closing Date, Purchaser shall be entitled to control the prosecution of such proceeding or proceedings to completion and to settle or compromise any claim therein. Seller agrees to cooperate with Purchaser and to execute any and all documents reasonably requested by Purchaser in furtherance of the foregoing.

     15.4 No later than April 30, 1997, Seller and Purchaser shall make a final adjustment to the prorations made pursuant to this Paragraph (the "Final Closing Adjustment"). The Final Closing Adjustment shall be made in the following manner:

          (a) General. All adjustments or prorations which could not be determined at the Closing because of the lack of actual statements, bills or invoices for the current period, the year-end adjustment of additional rent, or any other reason shall be made as a part of the Final Closing Adjustment. Any net adjustment in favor of Purchaser shall be paid in cash by Seller to Purchaser no later than 30 days after the Final Closing Adjustment. Any net adjustment in favor of Seller shall be paid in cash by Purchaser to Seller no later than 30 days after the Final Closing Adjustment. The parties shall correct any manifest error in the prorations and adjustments made at Closing promptly after such error is discovered.

          (b) Additional Rent Adjustment. Seller and Purchaser shall prorate the actual amount of additional rent paid by each Tenant for such Tenant's applicable fiscal year ("Tenant's Fiscal Year"), as follows:

               (1) Seller shall be entitled to the portion of the actual amount of additional rent paid by the Tenant equal to the product obtained by multiplying such amount by a fraction, the numerator of which is the number of days in the Tenant's Fiscal Year preceding the Closing Date and the denominator of which is the total number of days in the Tenant's Fiscal Year; and

               (2) Purchaser shall be entitled to the balance of the additional rent paid by the Tenant.

If the sum of all interim payments of additional rent collected and retained by Seller from each Tenant for the Tenant's Fiscal Year exceeds the amount of such additional rent to which Seller is entitled with respect to such Tenant pursuant to paragraph (1) above, Seller shall pay such excess to Purchaser. If the sum of all interim payments of such additional rent collected and retained by Purchaser from each Tenant for the Tenant's Fiscal Year exceeds the amount of additional rent to which Purchaser is entitled with respect to such Tenant pursuant to paragraph (2) above, Purchaser shall pay the excess to Seller. The adjustment of interim payments received and actual additional rent paid shall be made separately for each Tenant and for each type of additional rent.

          (c) Except for: (i) additional or supplemental real estate taxes, real estate tax credits or rebates, or other adjustments to real estate taxes due to back assessments, corrections to previous tax bills or real estate tax appeals or contests, (ii) any item of additional rent which may be contested by a Tenant or (iii) manifest errors, the Final Closing Adjustment shall be conclusive and binding upon Seller and Purchaser, and Seller and Purchaser hereby waive any right to contest, after the Final Closing Adjustment, any prorations, apportionments or adjustments to be made pursuant to this paragraph.

16. BROKER. The parties hereto represent and warrant to the other that no broker commission or finder fee is due and payable in connection with this transaction, by reason of their respective actions, other than to Insignia and Scheer, all in accordance with Seller's listing agreement with Insignia (to be paid by Seller). Seller's commission to Insignia and Scheer shall be payable only out of the proceeds of the sale of the Property in the event the transaction set forth herein closes. Purchaser and Seller shall indemnify, defend and hold the other party hereto harmless from any claim whatsoever (including without limitation, reasonable attorneys' fees, court costs and costs of appeal) from anyone claiming by or through the indemnifying party any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated other than to Insignia and Scheer. Seller shall indemnify, defend and hold Purchaser harmless from any claim (including, without limitation, reasonable attorneys' fees, court costs and costs of appeal) for any claim by Insignia or Scheer (to the extent such claim is based on the listing agreement) for any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated. The indemnifying party shall undertake its obligations set forth in this Paragraph 16 using attorneys selected by the indemnifying party and reasonably acceptable to the indemnified party. The provisions of this Paragraph 16 will survive the Closing and delivery of the Deed.

17.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

     17.1 Any reference herein to Seller's knowledge or notice of any matter or thing shall only mean such knowledge of, or notice that has actually been received by, James Mendelson and Tom Molina (Seller's asset manager) (collectively, "Seller's Representative"), and any representation or warranty of Seller made to Seller's knowledge is based upon those matters of which Seller's Representative, or either of them, has actual knowledge. Seller agrees that Seller's Representative has discussed the terms of the representations and warranties contained in this Section 17 with William Panzer prior to the execution of this Agreement. Any knowledge or notice given, had or received by any of Seller's agents, servants or employees shall not be imputed to Seller, the general partner or limited partners of Seller, the subpartners of the general partner or limited partners of Seller or Seller's Representative.

     17.2 Subject to the limitations set forth in Paragraph 17.1, Seller hereby makes the following representations and warranties, which representations and warranties shall survive Closing for a period of nine (9) months: (a) Seller is a limited partnership duly formed and validly existing under the laws of the State of Maryland; (b) the requisite number of the general partners of Seller required by Seller's Limited Partnership Agreement has authorized the execution and delivery of this Agreement and the transactions contemplated hereby; (c) the execution and delivery by Seller of, and the performance and compliance by Seller with the terms and provisions of, this Agreement do not violate any of the terms, conditions or provisions of (i) Seller's Limited Partnership Agreement, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Seller is subject, or
(iii) any agreement or contract listed on any Schedule to this Agreement or, to Seller's knowledge, any other agreement or contract to which Seller is a party or to which it or the Property is subject; (d) Seller has no employees; (e) to the best of Seller's knowledge, Seller has not received from a governmental authority notice of any, and there is no, pending or contemplated condemnation proceedings affecting the Property, or any part hereof; (f) Seller is a "United States person" within the meaning of Sections 1445(f)(3) and 7701(a)(30) of the Internal Revenue Code of 1986, as amended; (g) neither Seller nor any general partner of Seller has commenced a voluntary case, consented to the entry of an order for relief against it in an involuntary case, or consented to the appointment of a custodian of it or for all or any substantial part of its property, under any bankruptcy law, nor has a court of competent jurisdiction entered an order or decree under any bankruptcy law that is for relief against Seller or any of its general partners in an involuntary case or appoints a custodian of Seller or any of its general partners or for all or any substantial part of its or their property; (h) except as listed on Exhibit N, Seller has no knowledge of any pending or threatened litigation, claim, cause of action or administrative proceeding concerning the Property; (i) the rent rolls attached hereto as Exhibit C and updated as of the Closing Date are accurate in all material respects as of the date set forth therein; (j) to the best of Seller's knowledge, except for the leases, modifications and agreements disclosed in the rent rolls attached hereto or otherwise noted in the estoppel letters delivered pursuant to this Agreement, there are no other agreements in place between Seller and any tenant for use of space on the Property; (k) Seller has not given or suffered any assignment, pledge or encumbrance with respect to any of the Leases or its interests thereunder; (l) to the best of Seller's knowledge, the list of Service Contracts attached hereto as Exhibit D is accurate as of the date hereof; (m) except as disclosed in the Existing Reports, to the best of Seller's knowledge, Seller has received no written notice or claim from any governmental authority having jurisdiction over the Property relating to an uncured breach or violation of any Environmental Laws or other laws in connection with the Property; (n) except as disclosed in the Existing Reports, to the best of Seller's knowledge, there neither are nor have been any underground storage tanks on the Property; (o) except as disclosed in the Existing Reports, to the best of Seller's knowledge, the only hazardous materials or substances on the Property are those used in the ordinary course of the use, operation and management of the Property in compliance with Environmental Laws; (p) to the best of Seller's knowledge, Seller has received no notice of any uncured landlord default from any tenant in connection with any Lease; (q) on the Closing Date, there will be no contract or agreement in effect for the management or leasing of the Property; and (r) all Operating Statements have been prepared in the ordinary course of business and have not been altered for Purchaser.

     17.3 Purchaser hereby represents and warrants to Seller that Purchaser has the full right, power and authority to execute this Agreement and that it will have, as of the Closing Date, the power and authority to consummate the transactions contemplated herein.

     17.4 Seller covenants and agrees as follows:

          (a) Between the date of this Agreement and the Closing Date, Seller agrees that it will:

               (1) manage and operate the Property only in the ordinary and usual manner, and use all reasonable efforts to keep available the services of its present property manager and preserve its relations with Tenants, suppliers and others having business dealings with it;

               (2) at its expense, maintain the Property in its present order and condition, reasonable wear and tear and damage by fire or other casualty excepted, and deliver the Property on the Closing Date in substantially the same condition it is in on the date of this Agreement, reasonable wear and tear and damage by fire or other casualty excepted;

               (3) give prompt notice of any fire or other casualty affecting the Property after the date of this Agreement;

               (4) deliver to Purchaser, promptly after receipt by Seller after the date of this Agreement, a copy of (i) all notices from Tenants, (ii) notices from the service providers under any Service Contracts and (iii) notices of violation issued by governmental authorities with respect to the Property. If Seller receives a notice of violation from a governmental authority respecting the Property prior to Closing, Seller shall, at its sole cost and expense, remedy such violation before the Closing Date (any such cost of remedy being herein referred to as a "Cost of Violations") or credit Purchaser with the Cost of Violations at the Closing if such remedy cannot be effectuated prior to the Closing, to the extent the Cost of Violations does not exceed $25,000. If the Cost of Violations is $25,000 or more, but is less than $50,000, Seller shall grant Purchaser a $25,000 credit against the Purchase Price, and Purchaser shall be responsible for the payment of such Cost of Violations and/or correction of such violation in excess of $25,000. If the Cost of Violations is $50,000 or more, neither Purchaser nor Seller shall be obligated to pay such Cost of Violations and Purchaser shall have the right to accept the Property subject to such violation or terminate this Agreement. If the Purchaser terminates this Agreement, all Earnest Money, together with any interest accrued thereon, shall be returned to Purchaser, and neither party shall have any further liability to the other, except for those covenants an obligations that specifically survive termination of this Agreement;

               (5) notify Purchaser, promptly after Seller acquires knowledge thereof, of any facts or events which would cause any of Seller's representations and warranties to be untrue or incorrect in any material respect;

               (6) perform, observe and comply with all terms and provisions of all easement agreements affecting the Property to be performed, observed or complied with by Seller as owner of the Property;

               (7) maintain in full force and effect all licenses which are in effect during the Inspection Period and timely apply for renewals of all licenses which will expire before the Closing Date; and

               (8) furnish Purchaser with a correct and complete list of all utilities servicing the Property and the account numbers for each.

          (b) Between the date of this Agreement and the Closing Date, Seller agrees that, without Purchaser's written consent in each case, it will not:

               (1) alter or amend any of the Service Contracts or become a party to any new Service Contract unless the new Service Contract is terminable without penalty to the then-owner of the Property upon not more than 30 days' notice;

               (2) remove any Personal Property from the Property unless the same is replaced with similar items of equal or better quality before the Closing Date.

               (3) offer the Property for sale to any other person, consider unsolicited offers from any other person for the purchase of the Property or enter into a contract for the sale of the Property to any other person, whether or not such contract is contingent on the termination of this Agreement.

          (c) Seller shall cancel, as of the Closing Date, all Service Contracts designated for cancellation by Purchaser in a notice given to Seller in accordance with Paragraph 11.

Notwithstanding anything contained in this Paragraph 17.4 or elsewhere in this Agreement, Seller shall have no obligation to conduct any efforts to enter into leases with regard to the Property.

     17.5 The representations, warranties and covenants set forth herein and in any Closing Document shall survive Closing for a period of nine (9) months after the Closing Date ("Survival Period"). All rights of Purchaser hereunder with respect to any such surviving representation, warranty or covenant shall be deemed waived if Purchaser does not, by notice to Seller, advise Seller of any alleged breach of representation, warranty or covenant prior to the expiration of the Survival Period. Notwithstanding anything herein to the contrary, Seller's liability under any representation, warranty or covenant made hereunder in any closing document hereunder, under the Ammendale II Contract and/or any closing document thereunder shall in no event exceed, in the aggregate, Seller's Maximum Liability. On the Closing Date, Seller shall deposit the aggregate amount of $400,000 into one escrow applicable to both this Agreement and the Ammendale II Contract in accordance with an escrow agreement mutually acceptable to the parties hereto (the "Closing Escrow Agreement"), in order to secure Seller's obligations under any such surviving representations, warranties or covenants under this Agreement and the Ammendale II Contract and the related closing documents. Such escrow shall provide that the escrowed funds shall be disbursed to Seller automatically at the end of the Survival Period without notice to or consent from either party hereto unless Purchaser makes a claim against Seller in accordance with this Agreement or the Ammendale II Contract prior to the expiration of the Survival Period and so notifies the escrowee within such time period. The Closing Escrow Agreement shall be attached hereto as Exhibit O prior to the end of the Inspection Period.

18. LIMITATION OF LIABILITY. None of Seller's beneficiaries, shareholders, partners, officers, agents, employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Purchaser hereby waives for itself and anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability.

19. NOTICES. Any notice or demand which either party hereto is required or may desire to give or deliver to or make upon the other party shall be in writing and may be personally delivered or given or made by overnight courier such as Federal Express, by facsimile transmission or made by United States registered or certified mail addressed as follows:

     TO SELLER:     c/o The Balcor Company
                    Bannockburn Lake Office Plaza
                    2355 Waukegan Road
                    Suite A200
                    Bannockburn, Illinois 60015
                    Attention: Ilona Adams

with copies to:     The Balcor Company
                    Bannockburn Lake Office Plaza
                    2355 Waukegan Road
                    Suite A200
                    Bannockburn, Illinois 60015
                    Attention: James Mendelson
                    (847) 267-1600
                    (847) 317-4462 (FAX)

  TO PURCHASER:     Washington Real Estate Investment Trust
                    10400 Connecticut Avenue
                    Concourse Level
                    Kensington, Maryland  20895
                    Attention:  Mary Beth Avedesian
                    (301) 929-5808
                    (301) 929-5949 (FAX)

with copies to:     Michael H. Leahy, Esq.
                    Arent Fox
                    1050 Connecticut Avenue
                    Washington, DC  20036
                    (202) 857-6222
                    (202) 857-6395 (FAX)

subject to the right of either party to designate a different address for itself by notice similarly given. Any notice or demand so given shall be deemed to be delivered or made on the next business day if sent by overnight courier, or the same day as given if sent via facsimile transmission and received by 5:00 p.m. Chicago time, or on the fourth (4th) business day after the same is deposited in the United States Mail as registered or certified mail, addressed as above provided, with postage thereon fully prepaid. Any such notice, demand or document not given, delivered or made by registered or certified mail or by overnight courier or by facsimile transmission as aforesaid shall be deemed to be given, delivered or made upon receipt of the same by the party to whom the same is to be given, delivered or made. Copies of all notices shall be served upon the escrow agent. All time periods for responses by either party set forth in this Agreement shall commence upon the receipt of notice as set forth hereinabove.

20.  EXECUTION OF AGREEMENT AND ESCROW AGREEMENT.  Purchaser will execute two
(2) copies of this Agreement and three (3) copies of the Escrow Agreement and forward them to Seller for execution, accompanied by the Earnest Money payable to the escrow agent set forth in the Escrow Agreement. Seller will forward one
(1) copy of the executed Agreement to Purchaser and will forward to the escrow agent the Earnest Money, along with three (3) copies of the Escrow Agreement signed by the parties with a direction to execute two (2) copies of the Escrow Agreement and deliver a fully executed copy to each of Purchaser and Seller.

21. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. The obligations of Purchaser to purchase the Property from Seller and to perform the other covenants and obligations to be performed by it on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by Purchaser):

          (a) The representations and warranties made by Seller in Paragraph 17.2 shall be true and correct on the date of this Agreement and shall be true and correct on and as of the Closing Date in all material respects with the same force and effect as if such representations had been made on and as of such date, and Seller shall have executed and delivered to Purchaser a certificate, dated as of the Closing Date, to the foregoing effect.

          (b) Seller shall have performed in all material respects all covenants and obligations required by this Agreement to be performed by it on or before the Closing Date.

          (c) Seller shall be prepared on the Closing Date, to transfer the Property to Purchaser subject only to Permitted Exceptions and those Unpermitted Exceptions not objected to by Purchaser (or removed by Seller) under the provisions of Paragraph 5 hereof.

          (d) Purchaser shall have received Tenant Certificates executed by the Tenants listed on Exhibit P attached hereto.

This Agreement may be terminated by Purchaser if any one of the conditions precedent to Purchaser's obligations to close set forth in Paragraph 21 above is not satisfied on the Closing Date. If Purchaser terminates this Agreement as aforesaid, all Earnest Money theretofore deposited into escrow by Purchaser, together with any interest accrued thereon, shall be returned to Purchaser, and neither party shall have any further liability to the other, except for those covenants and obligations that specifically survive termination of this Agreement.

22.  MISCELLANEOUS

          (a) Time is of the essence of each provision of this Agreement.

          (b) This Agreement and all provisions hereof shall extend to and be obligatory upon and inure to the benefit of the respective heirs, legatees, legal representatives, successors and assigns of the parties hereto.

          (c) The section and paragraph headings of this Agreement are for convenience only and in no way define, limit or enlarge the scope or meaning of the language hereof. The terms "hereby," "herein," "hereof," "hereto," "hereunder" and any similar terms used in this Agreement refer to this Agreement. The term "including" shall not be construed in a limiting nature, but shall be construed to mean "including, without limitation." Words importing persons shall include firms, associations, partnerships, trusts, corporations and other legal entities, including public bodies, as well as natural persons. Words importing the singular shall include the plural and vice versa. Words of the masculine gender shall be deemed to include correlative words of the feminine and neuter genders.

          (d) This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein. No representations, warranties, undertakings or promises (whether oral or written, express or implied), can be made or have been made by Seller or its agents, representatives or brokers to Purchaser or any other person unless expressly stated herein. No modification or amendment of this Agreement or any waiver of any provision hereof shall be effective unless the same is in writing signed by the party against whom enforcement of such modification, amendment or waiver is sought.

          (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be deemed invalid or unenforceable, the remainder of this Agreement and the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          (f) This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) The submission by Seller of this Agreement to Purchaser for examination does not constitute an offer by Seller to sell, or a reservation of or option to purchase the Property. This Agreement shall not become a contract until executed and delivered by Purchaser and Seller in the manner set forth herein.

          (h) Purchaser shall not record this Agreement or any memorandum hereof, and any such recording shall be a default hereunder.

          (i) At all times through the Closing Date, Purchaser and Seller shall jointly prepare and issue all releases of information relating to the sale of the Property, and any inquiries regarding the transaction contemplated hereby shall be responded to only after consultation with the other party hereto.

          (j) If either party institutes a legal action against the other relating to this Agreement or any default hereunder, the unsuccessful party to such action will reimburse the successful party for the reasonable expenses of prosecuting or defending such action, including without limitation, reasonable attorneys fees and disbursements and court costs.

          (k) This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that the Agreement may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

          (l) Purchaser shall not have the right to assign its interest in this Agreement without the prior written consent of Seller. Any assignment or transfer of, or attempt to assign or transfer, Purchaser's interest in this Agreement shall be an act of default hereunder by Purchaser and subject to the provisions of Paragraph 13 hereof. Notwithstanding the foregoing, Purchaser may make one (1) assignment of its interest in this Agreement without the consent of Seller to any entity affiliated with or controlled by Purchaser ("Assignee"), provided that Purchaser remains liable for and the Assignee assumes the obligations of Purchaser hereunder. If the Assignee petitions or applies for relief under any bankruptcy laws or is adjudicated as a bankrupt or insolvent, or if Assignee files any petition, application for relief or answer-seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency, or other relief for debtors (collectively, a "Bankruptcy Filing") on or before the Closing Date, said Bankruptcy Filing shall be a default under this Agreement and Purchaser shall indemnify Seller for all costs, attorney's fees and expenses of Seller resulting from Seller's efforts to obtain the Earnest Money as liquidated damages and to clear title to the Property with respect to any encumbrance resulting from the Bankruptcy Filing.

          (m) Seller and Purchaser waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matter arising out of or in any way connected with this Agreement.

          (o) The provisions of this Agreement, in addition to the representations and warranties of Seller set forth in Paragraph 17.2 hereof, shall survive Closing and the delivery of the Deed for a period of nine (9) months, and shall not be merged therein.

          (p) If required by rules of the Securities and Exchange Commission, Seller grants Purchaser the right, at Purchaser's sole expense, to prepare an audited income statement of the Property for the most recent fiscal year(s) as specified by Rule 3-14 of Regulation S-X under the Securities Act of 1933 and the Securities Exchange Act of 1934, and Seller shall provide and/or fully cooperate in obtaining any and all such other data and financial information which shall be available to Seller (including, without limitation, data and information obtainable from Seller's management agent for the Property) and as advisable in connection with fulfilling Purchaser's disclosure obligations as a public company subject to the rules and regulations of the Securities and Exchange Commission.

23. AMMENDALE II CONTRACT. The parties hereto understand and agree that this Agreement and the Ammendale II Contract are being executed and delivered simultaneously, and that the parties intend that there will be a simultaneous closing under this Agreement and the Ammendale II Contract. Accordingly, Purchaser and Seller agree as follows:

          (a) If Purchaser terminates this Agreement during the Inspection Period under the provisions of Paragraph 7.1 hereof, such termination shall not be effective unless simultaneously therewith Purchaser also terminates the Ammendale II Contract.

          (b) Any termination of this Agreement other than pursuant to the provisions of Paragraph 7.1 hereof (for example, under the provisions of Paragraph 6 hereof resulting from a casualty or condemnation) shall automatically result in the simultaneous termination of the Ammendale II Contract, even though there may be no separate grounds for termination of the Ammendale II Contract.

          (c) In general, (i) Seller shall not be required to sell the Property to Purchaser unless at the same time Seller is able to sell to Purchaser the property the subject of the Ammendale II Contract, and (ii) Purchaser shall not be required to purchase the Property from Seller unless at the same time Purchaser is able to purchase from Seller the property the subject of the Ammendale II Contract.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                              PURCHASER:

                              WRIT LIMITED PARTNERSHIP


                              By: Washington Real Estate Investment Trust, General Partner


                              By:   /s/ Edmund B. Cronin, Jr.
                                   -------------------------------------------
                              Name:     Edmund B. Cronin, Jr.
                                   -------------------------------------------
                              Its:      President and Chief Executive Officer
                                   -------------------------------------------


                              SELLER:

                              AMMENDALE LIMITED PARTNERSHIP


                              By:  Ammendale Partners, Inc.,
                                   its general partner


                                   By:   /s/ Jerry M. Ogle
                                        --------------------------------------
                                   Name:     Jerry M. Ogle
                                        --------------------------------------
                                   Its:      Vice President and Secretary
                                        --------------------------------------

Insignia Mortgage and Investment Company ("Broker") executes this Agreement in its capacity as a real estate broker and acknowledges that the fee or commission ("Fee") due to it as a result of the transaction described in this Agreement is the amount as set forth in the listing agreement between Broker and Seller. Broker also acknowledges that payment of the aforesaid Fee is conditioned upon the Closing and the receipt of the Purchase Price by Seller. Broker agrees to deliver a receipt to Seller at the Closing for the Fee and a release stating that no other fees or commissions are due to Broker from Seller or Purchaser.

                              INSIGNIA MORTGAGE AND
                              INVESTMENT COMPANY


                              By:
                                   --------------------------------------

                               LIST OF EXHIBITS


A.   Legal Description

B.   Personal Property
     [Excluded Personal Property]

C.   Leases/Rent Roll

D.   Service and Maintenance Contracts

E.   Escrow Agreement

F.   Copy of Title Commitment

G.   Limited Warranty Deed

H.   Special Warranty Bill of Sale

I.   Assignment and Assumption of Intangible Property

J.   Assignment and Assumption of Leases and Security Deposits

K.   FIRPTA

L.   Tenant Notice Letter

M-1. Tenant Estoppel Certificate

M-2. Seller Estoppel Certificate

N.   Disclosures

O.   Closing Escrow Agreement

P.   List of Required Tenant Certificates

Q.   Pending Lease Costs